Exhibit 99

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Reports Second Quarter Earnings of $0.33 per Common Share
     August 6, 2009, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB), (“Southwest”), today reported net income available to common shareholders of $4.9 million, or $0.33 per diluted share for the second quarter 2009, compared to $4.2 million, or $0.28 per diluted share for the second quarter of 2008. Net income available to common shareholders for the six months ended June 30, 2009 was $5.2 million, or $0.35 per diluted share, compared to $9.4 million, or $0.64 per diluted shares, for the prior year. At June 30, 2009, total assets were $3.0 billion. The second quarter results reflect $3.3 million in other income recorded on an FDIC-assisted acquisition in Kansas and $1.9 million in interest income recorded upon our successful resolution of a large problem credit.
     Rick Green, Southwest Bancorp’s President and Chief Executive Officer, stated, “An important element of our strategic vision calls for careful expansion of community banking operations in Kansas, Oklahoma, and Texas. In 2007, we acquired Bank of Kansas, headquartered in the Hutchinson market. This year, Bank of Kansas acquired assets and assumed liabilities of First National Bank of Anthony (“FNBA”), Anthony, Kansas, in an FDIC-assisted transaction with loss sharing. The loss sharing agreement requires the FDIC to cover 80% of any net losses on covered loans and related assets up to $35.0 million, and 95% of net losses above $35.0 million. In June, we recorded a one-time pre-tax gain of $3.3 million as a result of fair value accounting for the transaction using outside valuations of the acquired assets and assumed deposits. We anticipate that this transaction will be accretive to future earnings, but we cannot estimate the timing or amount of this accretion.
     “The new Kansas acquisition gives Bank of Kansas six additional community banking offices in Kansas, $117.1 million in loans and $135.0 million in deposits. The acquired loans include our current estimate of $33.1 million loss share receivable from the FDIC.
     “In the first half of 2009, we increased portfolio loans (excluding FNBA portfolio loans) by $95.9 million, up 4%, from year-end 2008, and increased our core deposits (total deposits less time deposits of $100,000 or more and brokered deposits) by $67.1 million, up 5% (excluding FNBA core deposits). At June 30, 2009, our shareholders’ equity totaled $305.4 million, up $3.2 million, or 1%, from year-end 2008, and our capital ratios exceeded the levels for regulatory classification as “well-capitalized”.
     “Nonperforming assets (excluding FNBA nonperforming assets) were essentially unchanged from March 31, 2009 at $88.2 million.”
     Please review the following “Financial Overview” and the accompanying tables for important additional information regarding our results and plans.
Financial Overview
     Condition: Total assets were $3.0 billion at June 30, 2009, an increase of 6% from December 31, 2008. At June 30, 2009 total loans were $2.7 billion, an increase of 7% from December 31, 2008.
     At June 30, 2009, the allowance for loan losses was $51.8 million, up 65% from June 30, 2008 and up 30% from year-end 2008; and represented 1.91% of portfolio loans versus 1.32% at June 30, 2008 and 1.59% at December 31, 2008. The methodology used to determine the appropriate amount of the allowance for loan losses at

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Second Quarter Earnings of $0.33 per Common Share
a particular time includes consideration of risk factors related to Southwest and to our markets, including regular assessments of national and local economic conditions and trends. For the six months ended June 30, 2009, the provision for loan losses increased by $12.9 million, or 238%, over the provision for the comparable period ended June 30, 2008.
     Nonperforming assets to portfolio loans and other real estate owned were 3.83% at June 30, 2009 compared to 1.45% at June 30, 2008 and 2.80% at December 31, 2008. A breakdown of portfolio loans and nonperforming assets by type are shown in the following table:

		Percentage of		Percentage of
	Portfolio	total portfolio	Nonperforming	nonperforming
(dollars in thousands)	loans	loans	assets	assets
Real estate construction	$739,433	27.34%	$42,977	41.40%
Commercial real estate	1,223,496	45.24	30,253	29.14
Commercial	569,336	21.06	11,022	10.62
Other real estate owned	—	—	8,941	8.61
Residential real estate mortgages	126,887	4.69	10,320	9.94
Other consumer loans	45,174	1.67	307	0.29

Total	$2,704,326	100.00%	$103,820	100.00%
     Included above are $15.6 million of nonperforming assets acquired from FNBA, which are subject to protection under the existing loss share agreements. Nonaccrual loans, which are the majority of nonperforming assets, were $82.8 million as of June 30, 2009, an increase of $9.4 million from March 31, 2009 and $23.5 million from December 31, 2008. These loans are carried at their estimated collectible amounts and no longer accrue interest. Loans 90 days or more past due, another component of nonperforming assets, increased $1.5 million from March 31, 2009 and increased $7.4 million from December 31, 2008. These loans are deemed to have sufficient collateral and are in the process of being collected. Performing loans considered potential problem loans, which are not included in the past due, nonaccrual, or restructured categories, but for which known information about possible credit problems cause management to be uncertain as to the continued ability of the borrowers to comply with the present loan repayment terms in future periods, amounted to approximately $184.1 million at June 30, 2009, an increase of $50.2 million from March 31, 2009 and $52.5 million from December 31, 2008. Included are $6.0 million of potential problem loans acquired from FNBA, which are subject to protection under the existing loss share agreements. These loans are subject to continuing management attention and are considered by management in determining the level of the allowance for loan losses.
     Total deposits were $2.5 billion at June 30, 2009, up $272.2 million from December 31, 2008. At June 30, 2009, wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 17% of total funding compared to 24% at December 31, 2008.
     At June 30, 2009 Southwest exceeded all applicable regulatory capital requirements, having a total risk-based capital ratio of 13.92%, a Tier 1 risk-based capital ratio of 12.67%, and a leverage ratio of 12.70%. Southwest and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized”. Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $115.5 million. Southwest’s ratio of tangible common equity to tangible assets was 7.65% as June 30, 2009. (The tangible common equity ratio is a non-GAAP measure used by Southwest and analysts based on shareholders’ equity as defined by generally accepted accounting principles minus goodwill and equity that does not benefit common shareholders such as preferred equity and equity provided by the U.S. Treasury’s Capital Purchase Program. See table 6.) Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.
     Year-to-date Results:
     Summary: The decrease in our net income available to common shareholders from 2008 is the result of a $12.9 million increase in the provision for loan losses, a $2.3 million increase in FDIC insurance and other insurance expense, and $2.1 million in dividends on the preferred stock that we issued in December 2008, offset in part by a $4.0 million decrease in personnel costs, a $1.5 million decrease in general and administrative expenses, a $1.5 million decrease in income tax expense, a $3.1 million increase in other noninterest income, a $1.7 million increase in gain on sale of investment securities, and a $1.4 million increase in net interest income.

2

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Second Quarter Earnings of $0.33 per Common Share
     Net Interest Income: Net interest income totaled $45.5 million for the first six month of 2009 compared to $44.1 million for the first six months of 2008. Year-to-date net interest margin was 3.20% compared to 3.42% in 2008. Included in the second quarter net interest income is a one-time recovery of $1.9 million in interest from the successful resolution of a nonperforming loan. Net interest margin would have been 13 basis points lower without this recovery.
     Provision for Loan Losses: The provision for loan losses totaled $18.4 million for the first six months of 2009 compared to $5.4 million for the first six months of 2008. Net charge offs totaled $6.4 million, or 0.51% (annualized) of average portfolio loans, year-to-date as of June 30, 2009, compared to $3.7 million, or 0.32% (annualized) of average portfolio loans, for the same period in the prior year.
     Noninterest Income: For the first six months of 2009, noninterest income totaled $13.7 million compared to $8.6 million for 2008. The increase in noninterest income from 2008 was the result of a $1.7 million increase in gain on sale of investment securities and a $3.1 million increase in other noninterest income, which includes the $3.3 million gain on acquisition.
     Noninterest Expense: For the first six months of 2009, noninterest expense totaled $29.3 million compared to $32.2 million for 2008. The decrease consists mainly of a $4.0 million decrease in personnel expense, a $1.1 million decrease in other general and administrative expenses, and a $458,000 decrease in provision for unfunded loan commitments, offset in part by a $2.3 million increase in FDIC and other insurance expense and a $460,000 increase in occupancy expense.
     The efficiency ratio improved to 49.45% for the first six months of 2009 from 60.95% for the first six months of 2008.
     Second Quarter Results:
     Summary: The $748,000 increase in our net income available to common shareholders compared to the second quarter of 2008 was the result of a $3.3 million increase in noninterest income, a $2.2 million increase in net interest income and a $1.6 million decrease in noninterest expenses, offset in party by a $4.3 million increase in the provision for loan losses, a $1.0 million increase in income tax expense, and $1.0 million in quarterly dividends on the preferred stock that we issued in December 2008.
     Net Interest Income: Net interest income totaled $24.5 million for the second quarter of 2009 compared to $22.3 million for the second quarter of 2008. Net interest margin was 3.41% for the second quarter of 2009 compared to 3.38% for the second quarter of 2008. Included in quarterly net interest income is a one-time recovery of $1.9 million in interest as a nonperforming loan was resolved. Net interest margin would have been 26 basis points lower without this recovery.
     Provision for Loan Losses: The provision for loan losses totaled $7.5 million for the second quarter of 2009 compared to $3.2 million for the second quarter of 2008. Net charge offs totaled $2.0 million, or 0.31% (annualized) of average portfolio loans for the second quarter of 2009, compared to $1.8 million, or 0.31% (annualized) of average portfolio loans, for the second quarter of 2008.
     Noninterest Income: Noninterest income totaled $7.3 million for the second quarter of 2009 compared to $4.0 million for the second quarter of 2008. The increase was primarily the result of a $3.3 million gain recognized on the FDIC-assisted acquisition.
     Noninterest Expense: Noninterest expense totaled $14.7 million for the second quarter of 2009, a $1.6 million decrease from the second quarter 2008. The decrease consists mainly of a $2.0 million decrease in personnel expense, a $1.2 million decrease in other general and administrative expenses, and a $403,000 decrease in provision for unfunded loan commitments, offset in part by a $1.8 million increase in FDIC and other insurance expense.
     The efficiency ratio for the second quarter of 2009 improved to 46.32% from 62.23% for the second quarter of 2008.

3

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Second Quarter Earnings of $0.33 per Common Share
Southwest Bancorp and Subsidiaries
     Southwest Bancorp is the financial holding company for Stillwater National Bank and Trust Company, Bank of Kansas, SNB Capital Corporation, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma City, Edmond, Stillwater, Tulsa, and Chickasha, Oklahoma; Austin, Dallas, Houston and San Antonio, Texas; and Anthony, Harper, Hutchinson, Mayfield, Olathe, Overland Park, South Hutchinson, and Wichita, Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. Our vision includes a commercial banking model and a community banking model focused on more traditional banking operations in Texas, Oklahoma, and Kansas. Southwest’s strategic growth goals include prudent growth from existing and additional commercial banking offices in carefully selected markets and continued careful expansion of community banking operations.
     We plan to reduce the percentage of commercial real estate loans to total portfolio loans in view of current economic conditions. Our plan focuses on reductions in particular subcategories of commercial real estate loans that are identified in our regular real estate market reviews. In general, and with some exceptions regarding locations and particular types of facilities, we do not intend to decrease healthcare related commercial or mortgage lending or commercial mortgage lending on owner-occupied properties that otherwise meet our underwriting criteria.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.
Forward-Looking Statements
     This Press Release includes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; expectations regarding future financial performance of Southwest and its operating segments; assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs; liquidity, contractual obligations, off-balance sheet risk and market risk or interest rate risk; estimates of value of acquired assets, deposits, and other liabilities; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and time of future changes in interest rates, market behavior, and other economic conditions; future laws and regulations and accounting principles; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.

4

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Second Quarter Earnings of $0.33 per Common Share
Financial Tables

Unaudited Financial Highlights	Table 1

Unaudited Consolidated Statements of Financial Condition	Table 2

Unaudited Consolidated Statements of Operations	Table 3

Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4

Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5

Unaudited Summary Financial Data by Quarter-2009 and 2008	Table 6

Unaudited Supplemental Analytical Data by Quarter-2009 and 2008	Table 7

5

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)

	Second Quarter			First Quarter
			%		%
QUARTERLY HIGHLIGHTS	2009	2008	Change	2009	Change
Operations
Net interest income	$24,456	$22,284	10%	$21,038	16%
Provision for loan losses	7,477	3,190	134	10,882	(31)
Noninterest income	7,261	3,959	83	6,477	12
Noninterest expense	14,690	16,332	(10)	14,599	1
Income before taxes	9,550	6,721	42	2,034	370
Taxes on income	3,605	2,559	41	705	411
Net income	5,945	4,162	43	1,329	347
Net income available to common shareholders	4,910	4,162	18	296	1,559
Diluted earnings per share	0.33	0.28	18	0.02	1,550
Balance Sheet
Total assets	3,038,985	2,773,013	10	2,928,133	4
Loans held for sale	26,006	62,892	(59)	76,404	(66)
Portfolio loans	2,704,326	2,381,893	14	2,526,293	7
Total deposits	2,452,295	2,211,001	11	2,330,089	5
Total shareholders’ equity	305,416	224,949	36	300,406	2
Book value per share	16.30	15.49	5	16.01	2
Key Ratios
Net interest margin	3.41%	3.38%		3.00%
Efficiency ratio (GAAP-based)	46.32	62.23		53.06
Total capital to risk-weighted assets	13.92	10.65		14.11
Nonperforming loans to portfolio loans	3.51	1.35		3.32
Shareholders’ equity to total assets	10.05	8.11		10.26
Tangible common equity to tangible assets	7.65	7.88		7.76
Return on average assets (annualized)	0.81	0.62		0.18
Return on average equity (annualized)	7.82	7.38		1.77

	Six Months
			%
YEAR-TO-DATE HIGHLIGHTS	2009	2008	Change
Operations
Net interest income	$45,494	$44,117	3%
Provision for loan losses	18,359	5,426	238
Noninterest income	13,738	8,647	59
Noninterest expense	29,289	32,162	(9)
Income before taxes	11,584	15,176	(24)
Taxes on income	4,310	5,806	(26)
Net income	7,274	9,370	(22)
Net income available to common shareholders	5,206	9,370	(44)
Diluted earnings per share	0.35	0.64	(45)
Balance Sheet
Total assets	3,038,985	2,773,013	10
Loans held for sale	26,006	62,892	(59)
Portfolio loans	2,704,326	2,381,893	14
Total deposits	2,452,295	2,211,001	11
Total shareholders’ equity	305,416	224,949	36
Book value per share	16.30	15.49	5
Key Ratios
Net interest margin	3.20%	3.42%
Efficiency ratio (GAAP-based)	49.45	60.95
Total capital to risk-weighted assets	13.92	10.65
Nonperforming loans to portfolio loans	3.51	1.35
Shareholders’ equity to total assets	10.05	8.11
Tangible common equity to tangible assets	7.65	7.88
Return on average assets (annualized)	0.50	0.71
Return on average equity (annualized)	4.81	8.39
Balance sheet amounts are as of period end unless otherwise noted.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	June 30,	December 31,	June 30,
	2009	2008	2008
Assets
Cash and due from banks	$33,724	$27,287	$51,462
Federal funds sold	809	—	—

Cash and cash equivalents	34,533	27,287	51,462
Investment securities:
Held to maturity. Fair value: $6,834 $7,293, $8,282	6,795	7,343	8,340
Available for sale. Amortized cost: $214,944 $233,293, $210,721	216,293	238,037	208,640
Other investments, at cost	19,989	18,786	17,449
Loans held for sale	26,006	56,941	62,892
Loans receivable (1)	2,704,326	2,494,506	2,381,893
Less: Allowance for loan losses	(51,753)	(39,773)	(31,341)

Net loans receivable	2,652,573	2,454,733	2,350,552
Accrued interest receivable	10,753	11,512	12,624
Premises and equipment, net	24,743	24,580	23,607
Other real estate owned (2)	8,941	6,092	2,523
Goodwill	6,811	7,071	7,071
Other intangible assets, net	5,974	3,764	4,157
Other assets	25,574	23,616	23,696

Total assets	$3,038,985	$2,879,762	$2,773,013

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$291,014	$261,940	$299,699
Interest-bearing demand	94,060	76,027	81,415
Money market accounts	483,162	454,250	548,099
Savings accounts	25,660	14,135	13,809
Time deposits of $100,000 or more	905,202	802,244	740,174
Other time deposits	653,197	571,526	527,805

Total deposits	2,452,295	2,180,122	2,211,001
Accrued interest payable	5,953	7,018	9,680
Income tax payable	5,752	3,651	3,924
Other liabilities	11,238	9,667	11,452
Other borrowings	176,368	295,138	265,614
Subordinated debentures	81,963	81,963	46,393

Total liabilities	2,733,569	2,577,559	2,548,064

Shareholders’ equity
Preferred stock, Series B — $1,000 par value; 1,250,000 shares authorized; 70,000 shares issued	66,710	66,392	—
Common stock — $1 par value; 20,000,000 shares authorized; 14,658,042 shares issued	14,658	14,658	14,658
Paid in capital	48,387	49,101	45,818
Retained earnings	175,089	170,579	168,099
Accumulated other comprehensive income (loss)	853	2,921	(1,256)
Treasury stock, at cost, 15,602, 80,383, 131,566 shares	(281)	(1,448)	(2,370)

Total shareholders’ equity	305,416	302,203	224,949

Total liabilities and shareholders’ equity	$3,038,985	$2,879,762	$2,773,013

(1)	Includes $80.8 million which is subject to FDIC support through the loss share agreement which provides for 80% recovery of net losses up to $35.0 million and 95% recovery for net losses exceeding this amount.

(2)	Includes $3.3 million which is subject to FDIC support through the loss share agreement as discussed in (1).

SOUTHWEST BANCORP, INC.	Table 3

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2009	2008	2009	2008
Interest income
Loans	$36,009	$37,485	$69,277	$78,095
Investment securities	2,079	2,426	4,591	4,762
Other interest-earning assets	3	20	9	48

Total interest income	38,091	39,931	73,877	82,905

Interest expense
Interest-bearing deposits	11,072	15,107	23,132	33,361
Other borrowings	1,180	1,887	2,464	3,916
Subordinated debentures	1,383	653	2,787	1,511

Total interest expense	13,635	17,647	28,383	38,788

Net interest income	24,456	22,284	45,494	44,117

Provision for loan losses	7,477	3,190	18,359	5,426

Net interest income after provision for loan losses	16,979	19,094	27,135	38,691

Noninterest income
Service charges and fees	2,817	2,812	5,417	5,269
Gain on acquisition	3,281	—	3,281	—
Gain on sales of loans	926	603	1,644	1,443
Gain (loss) on investment securities	(9)	3	2,912	1,248
Other noninterest income	246	541	484	687

Total noninterest income	7,261	3,959	13,738	8,647

Noninterest expense
Salaries and employee benefits	6,887	8,856	14,126	18,078
Occupancy	2,789	2,602	5,520	5,060
FDIC and other insurance	2,319	521	3,310	974
Other real estate, net	103	197	1	207
General and administrative	2,592	4,156	6,332	7,843

Total noninterest expenses	14,690	16,332	29,289	32,162

Income before taxes	9,550	6,721	11,584	15,176
Taxes on income	3,605	2,559	4,310	5,806

Net income	$5,945	$4,162	$7,274	$9,370

Net income available to common shareholders	$4,910	$4,162	$5,206	$9,370

Basic earnings per common share	$0.34	$0.29	$0.36	$0.65
Diluted earnings per common share	0.33	0.28	0.35	0.64
Common dividends declared per share	0.0238	0.0950	0.0476	0.1900

SOUTHWEST BANCORP, INC.	Table 4

UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the three months ended June 30,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,649,140	$36,009	5.45%	$2,414,012	$37,485	6.25%
Investment securities	225,353	2,079	3.70	233,101	2,426	4.19
Other interest-earning assets	4,321	3	0.28	3,406	20	2.36

Total interest-earning assets	2,878,814	38,091	5.31	2,650,519	39,931	6.06
Other assets	67,725			66,385

Total assets	$2,946,539			$2,716,904

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$87,036	$150	0.69%	$79,273	$166	0.84%
Money market accounts	470,506	1,211	1.03	548,020	3,062	2.25
Savings accounts	17,309	14	0.32	13,586	19	0.56
Time deposits	1,497,651	9,697	2.60	1,230,327	11,860	3.88

Total interest-bearing deposits	2,072,502	11,072	2.14	1,871,206	15,107	3.25
Other borrowings	198,936	1,180	2.38	284,828	1,887	2.66
Subordinated debentures	81,963	1,383	6.75	46,393	653	5.63

Total interest-bearing liabilities	2,353,401	13,635	2.32	2,202,427	17,647	3.22

Noninterest-bearing demand deposits	267,406			267,026
Other liabilities	20,827			20,687
Shareholders’ equity	304,905			226,764

Total liabilities and shareholders’ equity	$2,946,539			$2,716,904

Net interest income and spread		$24,456	2.99%		$22,284	2.84%

Net interest margin (1)			3.41%			3.38%

Average interest-earning assets to average interest-bearing liabilities	122.33%			120.35%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES (Dollars in thousands)	Table 5

	For the six months ended June 30,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,622,282	$69,277	5.33%	$2,359,489	$78,095	6.66%
Investment securities	236,862	4,591	3.91	236,071	4,762	4.08
Other interest-earning assets	3,557	9	0.51	3,084	48	3.13

Total interest-earning assets	2,862,701	73,877	5.20	2,598,644	82,905	6.42
Other assets	68,333			68,492

Total assets	$2,931,034			$2,667,136

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$87,870	$303	0.70%	$76,003	$307	0.81%
Money market accounts	469,970	2,564	1.10	547,027	7,590	2.79
Savings accounts	16,198	23	0.29	13,525	41	0.61
Time deposits	1,470,271	20,242	2.78	1,219,554	25,423	4.19

Total interest-bearing deposits	2,044,309	23,132	2.28	1,856,109	33,361	3.61
Other borrowings	217,597	2,464	2.28	261,819	3,916	3.01
Subordinated debentures	81,963	2,787	6.80	46,393	1,511	6.51

Total interest-bearing liabilities	2,343,869	28,383	2.44	2,164,321	38,788	3.60

Noninterest-bearing demand deposits	261,980			257,133
Other liabilities	20,119			21,181
Shareholders’ equity	305,066			224,501

Total liabilities and shareholders’ equity	$2,931,034			$2,667,136

Net interest income and spread		$45,494	2.76%		$44,117	2.82%

Net interest margin (1)			3.20%			3.42%

Average interest-earning assets to average interest-bearing liabilities	122.14%			120.07%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands except per share)	Table 6

	2009		2008
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$36,009	$33,268	$36,183	$38,441	$37,485	$40,610
Investment securities	2,079	2,512	2,693	2,531	2,426	2,336
Other interest-earning assets	3	6	19	22	20	28

Total interest income	38,091	35,786	38,895	40,994	39,931	42,974
Interest expense:
Interest bearing demand deposits	150	153	130	147	166	141
Money market accounts	1,211	1,353	2,132	2,898	3,062	4,528
Savings accounts	14	9	11	17	19	22
Time deposits of $100,000 or more	5,552	5,980	6,419	6,879	7,051	7,865
Other time deposits	4,145	4,565	4,571	4,457	4,809	5,698

Total interest-bearing deposits	11,072	12,060	13,263	14,398	15,107	18,254
Other borrowings	1,180	1,284	1,487	1,839	1,887	2,029
Subordinated debentures	1,383	1,404	1,731	1,569	653	858

Total interest expense	13,635	14,748	16,481	17,806	17,647	21,141

Net interest income	24,456	21,038	22,414	23,188	22,284	21,833
Provision for loan losses	7,477	10,882	6,698	6,855	3,190	2,236
Noninterest income:
Service charges and fees	2,817	2,600	2,908	2,849	2,812	2,457
Gain on sales of loans	926	718	620	601	603	840
Gain (loss) on investment securities	(9)	2,921	(296)	(50)	3	1,245
Other noninterest income	3,527	238	197	662	541	146

Total noninterest income	7,261	6,477	3,429	4,062	3,959	4,688
Noninterest expense:
Salaries and employee benefits	6,887	7,239	6,389	8,863	8,856	9,222
Occupancy	2,789	2,731	2,844	2,968	2,602	2,458
FDIC and other insurance	2,319	991	645	469	521	453
Other real estate, net	103	(102)	31	(92)	197	10
Provision for unfunded loan commitments	(388)	90	385	90	15	145
Other general and administrative	2,980	3,650	3,499	4,235	4,141	3,542

Total noninterest expenses	14,690	14,599	13,793	16,533	16,332	15,830

Income before taxes	9,550	2,034	5,352	3,862	6,721	8,455
Taxes on income	3,605	705	2,127	1,556	2,559	3,247

Net income	$5,945	$1,329	$3,225	$2,306	$4,162	$5,208

Net income available to common shareholders	$4,910	$296	$2,982	$2,306	$4,162	$5,208

PER SHARE DATA
Basic earnings per common share	$0.34	$0.02	$0.21	$0.16	$0.29	$0.36
Diluted earnings per common share	0.33	0.02	0.20	0.16	0.28	0.36
Common dividends declared per share	0.0238	0.0238	0.0950	0.0950	0.0950	0.0950
Book value per share	16.30	16.01	16.18	15.56	15.49	15.43
Tangible book value per share	15.84	15.52	15.69	15.08	15.00	14.95
OTHER FINANCIAL DATA
Investment securities	$243,077	$179,006	$264,166	$241,728	$234,429	$236,059
Loans held for sale	26,006	76,404	56,941	72,248	62,892	66,364
Portfolio loans	2,704,326	2,526,293	2,494,506	2,440,091	2,381,893	2,287,606
Total loans	2,730,332	2,602,697	2,551,447	2,512,339	2,444,785	2,353,970
Total assets	3,038,985	2,928,133	2,879,762	2,832,371	2,773,013	2,670,580
Total deposits	2,452,295	2,330,089	2,180,122	2,198,719	2,211,001	2,094,927
Other borrowings	176,368	193,739	295,138	299,118	265,614	282,513
Subordinated debentures	81,963	81,963	81,963	81,963	46,393	46,393
Total shareholders’ equity	305,416	300,406	302,203	226,123	224,949	224,155
Mortgage servicing portfolio	209,425	179,959	158,143	153,250	147,672	145,028
Continued

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA	Continued
(Dollars in thousands except per share)

	2009		2008
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.81%	0.18%	0.45%	0.33%	0.62%	0.80%
Return on average common equity (annualized)	8.26	1.77	5.15	3.97	7.38	9.43
Return on average tangible equity (annualized)	8.12	1.83	5.79	4.26	7.86	9.94
Net interest margin	3.41	3.00	3.22	3.39	3.38	3.45
Total dividends declared to net income	20.58	92.00	50.49	59.85	33.16	26.37
Effective tax rate	37.75	34.66	39.74	40.29	38.07	38.40
Efficiency ratio	46.32	53.06	53.37	60.67	62.23	59.69
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and other real estate owned	3.83%	3.53%	2.80%	2.72%	1.45%	1.41%
Nonperforming loans to portfolio loans	3.51	3.32	2.56	2.62	1.35	1.27
Net loan charge-offs to average portfolio loans	0.31	0.71	0.44	0.39	0.31	0.34
Allowance for loan losses to total loans	1.90	1.78	1.56	1.43	1.28	1.27
Allowance for loan losses to portfolio loans	1.91	1.83	1.59	1.47	1.32	1.31
Allowance for loan losses to nonperforming loans	54.55	55.12	62.16	56.07	97.62	103.49
CAPITAL RATIOS
Average total shareholders’ equity to average assets	10.35%	10.47%	8.85%	8.26%	8.35%	8.49%
Leverage ratio	12.70	12.72	13.06	10.51	9.66	9.91
Tier 1 capital to risk-weighted assets	12.67	12.85	13.01	10.49	9.40	9.47
Total capital to risk-weighted assets	13.92	14.11	14.26	11.88	10.65	10.69
Tangible common equity to tangible assets*	7.65	7.76	7.96	7.75	7.88	8.15
LOANS BY SEGMENT
Oklahoma banking	$967,981	$949,454	$966,243	$962,611	$965,952	$943,331
Texas banking	1,037,694	990,135	947,603	892,998	857,160	797,700
Kansas banking	412,314	309,774	304,855	288,268	277,887	287,339
Other states banking	286,337	276,930	275,805	296,214	280,894	259,236

Subtotal	2,704,326	2,526,293	2,494,506	2,440,091	2,381,893	2,287,606
Secondary market	26,006	76,404	56,941	72,248	62,892	66,364

Total loans	$2,730,332	$2,602,697	$2,551,447	$2,512,339	$2,444,785	$2,353,970

NET INCOME BY SEGMENT
Oklahoma banking	$3,284	$3,210	$3,783	$3,295	$2,923	$2,503
Texas banking	3,662	1,119	2,036	1,332	1,777	2,406
Kansas banking	548	598	(204)	(1,336)	(40)	458
Other states banking	(78)	(1,974)	(89)	848	1,028	969

Subtotal	7,416	2,953	5,526	4,139	5,688	6,336
Secondary market	117	(61)	139	(149)	40	(174)
Other operations	(1,588)	(1,563)	(2,440)	(1,684)	(1,566)	(954)

Net income	$5,945	$1,329	$3,225	$2,306	$4,162	$5,208

OFFICES AND EMPLOYEES
FTE Employees	478	425	442	458	463	467
ATM’s	44	40	41	41	40	40
Branches	24	18	18	18	17	17
Loan production offices	3	3	3	3	3	3
Assets per employee	$6,358	$6,890	$6,515	$6,184	$5,989	$5,719

*	Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)

Total shareholders’ equity	$305,416	$300,406	$302,203	$226,123	$224,949	$224,155
Less:
Goodwill**	6,811	7,071	7,071	7,071	7,071	7,071
Preferred stock	66,710	66,549	66,392	—	—	—

Tangible common equity	$231,895	$226,786	$228,740	$219,052	$217,878	$217,084

Total assets	$3,038,985	$2,928,133	$2,879,762	$2,832,371	$2,773,013	$2,670,580
Less goodwill	6,811	7,071	7,071	7,071	7,071	7,071

Tangible assets	$3,032,174	$2,921,062	$2,872,691	$2,825,300	$2,765,942	$2,663,509

Tangible common equity to tangible assets	7.65%	7.76%	7.96%	7.75%	7.88%	8.15%

**	We discovered an error in the entries recording our 2007 acquisition and corrected it in the current period. This correction did not affect income and does not represent any impairment of goodwill.
Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.	Table 7
UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands except per share)

	2009		2008
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$1,249,230	$1,098,587	$1,118,828	$1,077,601	$991,679	$846,757
One-to-four family residential	133,957	114,111	113,665	116,270	118,056	110,938
Real estate construction
Commercial	636,575	640,132	579,795	554,496	583,784	654,039
One-to-four family residential	64,939	79,309	79,565	79,843	82,972	90,051
Commercial	581,937	558,834	564,670	574,087	566,830	544,183
Installment and consumer:
Guaranteed student loans	18,477	69,792	54,057	67,610	57,413	63,706
Other	45,217	41,932	40,867	42,432	44,051	44,296

Total loans, including held for sale	2,730,332	2,602,697	2,551,447	2,512,339	2,444,785	2,353,970
Less allowance for loan losses	(51,753)	(46,262)	(39,773)	(35,807)	(31,341)	(29,950)

Total loans, net	$2,678,579	$2,556,435	$2,511,674	$2,476,532	$2,413,444	$2,324,020

By statement of condition category:
Loans held for sale:
Student loans	$18,477	$69,792	$54,057	$67,610	$57,413	$63,706
One-to-four family residential	6,599	5,563	1,790	3,500	4,283	1,417
Other	930	1,049	1,094	1,138	1,196	1,241

Total loans held for sale	26,006	76,404	56,941	72,248	62,892	66,364
Portfolio loans	2,704,326	2,526,293	2,494,506	2,440,091	2,381,893	2,287,606

Total loans before allowance	$2,730,332	$2,602,697	$2,551,447	$2,512,339	$2,444,785	$2,353,970

DEPOSIT COMPOSITION
Non-interest bearing demand	$291,014	$274,175	$261,940	$280,453	$299,699	$248,315
Interest-bearing demand	94,060	85,629	76,027	70,471	81,415	71,450
Money market accounts	483,162	467,924	454,250	554,357	548,099	553,850
Savings accounts	25,660	15,797	14,135	14,452	13,809	13,808
Time deposits of $100,000 or more	905,202	849,814	802,244	731,773	740,174	690,421
Other time deposits	653,197	636,750	571,526	547,213	527,805	517,083

Total deposits	$2,452,295	$2,330,089	$2,180,122	$2,198,719	$2,211,001	$2,094,927

Brokered deposits under $100,000	$295	$589	$3,445	$5,235	$10,755	$12,784
NONPERFORMING ASSETS
Nonaccrual loans	$82,812	$73,383	$59,310	$61,557	$30,861	$26,134
90 days past due and accruing	12,067	10,552	4,673	2,299	1,242	2,807

Total nonperforming loans	94,879	83,935	63,983	63,856	32,103	28,941
Other real estate owned	8,941	5,351	6,092	2,685	2,523	3,328

Total nonperforming assets	$103,820	$89,286	$70,075	$66,541	$34,626	$32,269

Potential problem loans	$184,058	$133,810	$131,516	$86,070	$71,070	$69,588

ALLOWANCE ACTIVITY
Balance, beginning of period	$46,262	$39,773	$35,807	$31,341	$29,950	$29,584
Charge offs	2,975	4,810	3,254	2,752	1,892	2,044
Recoveries	989	417	522	363	93	174

Net charge offs	1,986	4,393	2,732	2,389	1,799	1,870
Provision for loan losses	7,477	10,882	6,698	6,855	3,190	2,236

Balance, end of period	$51,753	$46,262	$39,773	$35,807	$31,341	$29,950

REGULATORY CAPITAL DATA
Tier I capital	$372,713	$369,482	$369,049	$293,141	$261,354	$258,272
Total capital	409,764	405,613	404,695	332,012	296,166	291,638
Total risk adjusted assets	2,942,821	2,875,290	2,837,473	2,793,843	2,780,538	2,727,853
COMMON STOCK
Issued	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042
Less treasury shares	(15,602)	(49,930)	(80,383)	(129,586)	(131,566)	(133,605)

Outstanding shares	14,642,440	14,608,112	14,577,659	14,528,456	14,526,476	14,524,437

INTANGIBLE ASSET DATA
Goodwill**	$6,811	$7,071	$7,071	$7,071	$7,071	$7,071
Core deposit intangible	4,378	2,498	2,596	2,693	2,792	2,893
Mortgage servicing rights	1,589	1,362	1,159	1,417	1,354	1,299
Nonmortgage servicing rights	7	8	9	10	11	13

Total intangible assets	$12,785	$10,939	$10,835	$11,191	$11,228	$11,276

Intangible amortization expense	$391	$204	$214	$212	$215	$257

Balance sheet amounts are as of period end unless otherwise noted.